EXHIBIT 24.1

POWER OF ATTORNEY

Know all by these presents, that each of Carolina Bank Holdings, Inc. and the several undersigned Officers and Directors thereof whose signatures below hereby makes, constitutes, and appoints Robert T. Braswell and T. Allen Liles as its or his or her true and lawful attorneys, with full power of substitution to execute, deliver, and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities shown below, (a) one or more Registration Statements on Form S-8 with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of Carolina Bank Holdings, Inc., $1.00 par value per share, to be issued in connection with the Carolina Bank Holdings, Inc. 2007 Incentive Stock Option Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter referred to as the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by the Registration Statements; and each of Carolina Bank Holdings, Inc., and the aforementioned Officers and Directors hereby grants to said attorneys full power and authority to do and perform each and every act and thing whatsoever as said attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Carolina Bank Holdings, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Carolina Bank Holdings, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys might do or cause to be done by virtue of this power of attorney and its or his or her signatures as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statements filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under securities laws, regulations and requirements as may be applicable.

In witness whereof, Carolina Bank Holdings, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

CAROLINA BANK HOLDINGS, INC.
(Registrant)

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: August 29, 2007

SIGNATURE	CAPACITY

/s/ Robert T. Braswell	Director, President, and Chief Executive Officer
Robert T. Braswell

/s/ T. Allen Liles	Treasurer, Secretary and Principal Financial Officer
T. Allen Liles

/s/ Gary N. Brown	Director
Gary N. Brown

/s/ John D. Cornett	Director
John D. Cornett

/s/ James E. Hooper	Director
James E. Hooper

/s/ J. Alexander S. Barrett	Director
J. Alexander S. Barrett

/s/ George E. Carr	Director
George E. Carr

/s/ Marlene H. Cato	Director
Marlene H. Cato

/s/ T. Gray McCaskill	Director
T. Gray McCaskill

/s/ Kenneth C. Mayer, Jr.	Director
Kenneth C. Mayer, Jr.

/s/ Julius L. Young	Director
Julius L. Young

/s/ Wayne Thomas	Director
Wayne Thomas